Exhibit 3.2

HEIDMAR MARITIME HOLDINGS CORP.

(the “Corporation”)

AMENDED AND RESTATED BYLAWS

As Adopted [●], 2024

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be at such place or places as the Board of Directors of the Corporation (the “Board”) shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board may from time to time establish or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting:

The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine for the purpose of electing directors and/or transacting such other business as may properly be brought before the meeting. The Chairperson of the Board or, in the Chairperson’s absence, another person designated by the Board shall act as the Chairperson of all annual meetings of shareholders.

Section 2. Nature of Business at Annual Meetings of Shareholders:

No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or by or at the direction of holder(s) of 20% or more of the voting power of the aggregate number of the shares of the Corporation issued and outstanding and entitled to vote at such annual meeting; or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (x) who is permitted to bring such matter pursuant to the Amended and Restated Articles of Incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”) or the Shareholders Agreement (as defined in the Articles of Incorporation) or (y) (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 2 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (c)(y) above, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely, a shareholder’s notice to the Secretary pursuant to clause (c)(y) above must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 180 days prior to the one year anniversary of the immediately preceding annual meeting of shareholders or any such later deadline as may be required in the rules promulgated by the SEC pursuant to the Exchange Act, regarding the solicitation of proxies. In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder’s notice described herein.

To be in proper written form pursuant to clause (c)(y) above, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with Article III Section 3 of these Bylaws for such nomination or nominations to be properly brought before such meeting, unless the nomination is in accordance with the Shareholders Agreement.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in Section 2 of this Article II, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2 of this Article II shall be deemed to preclude discussion by any shareholder of any such business. If the Chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairperson of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. Special Meeting:

A special meeting of the shareholders may be called at any time by the Board, the Chairperson of the Board, the President, or the Secretary pursuant to the Articles of Incorporation[, or by or at the direction of by holder(s) of 20% or more of the voting power of the aggregate number of the shares of the Corporation issued and outstanding and entitled to vote at such special meeting]. No other person or persons are permitted to call a special meeting. No business may be conducted at the special meeting other than business brought before the meeting by the Board, the Chairperson of the Board, the President or the Secretary. The Chairperson of the Board or, in the Chairperson’s absence, another person designated by the Board shall act as the Chairperson of all special meetings of shareholders. If the Chairperson of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 4. Notice of Meetings:

Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or electronic transmission at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. If sent by electronic transmission, notice given pursuant to this section shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice or waives by electronic transmission, whether before or after the meeting, or who attends the meeting without protesting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Adjournments:

Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.

Section 6. Quorum:

Quorum of meetings of shareholders shall be governed by the Articles of Incorporation.

Section 7. Voting:

If a quorum is present, and except as otherwise expressly provided by law or the Articles of Incorporation, the affirmative vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. At any meeting of shareholders, except as otherwise provided by law or the Articles of Incorporation, with respect to matter for which a shareholder is entitled to vote, and subject to any rights of preferred shares of the Corporation, each such shareholder shall be entitled to one vote for each share it holds. Each shareholder may exercise such voting right either in person or by proxy provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it is entitled “irrevocable proxy” and states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Shareholders may not act by way of written consent.

Section 8. Fixing of Record Date:

The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting, unless otherwise provided by law. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or for any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for any other action.

ARTICLE III

DIRECTORS

Section 1. Number:

The number of directors on the Board shall be governed by the Articles of Incorporation. Each director shall serve his or her respective term of office until his successor shall have been elected and qualified, except in the event of his or her death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The directors need not be residents of the Marshall Islands or shareholders of the Corporation. Corporations may, to the extent permitted by law, be elected or appointed directors.

Section 2. How Elected:

Except as otherwise provided by law or in the Articles of Incorporation, directors of the Corporation shall be elected at the annual meeting of shareholders. Each Director shall be elected to serve until the third succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office.

Section 3. Nomination of Directors:

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation or the Shareholders Agreement. Nominations of persons for election to the Board may be made at any annual meeting of shareholders (a) pursuant to the Articles of Incorporation or the Shareholders Agreement, (b) by or at the direction of the Board (or any duly authorized committee thereof) consistent with the Articles of Incorporation or by or at the direction of holder(s) of 20% or more of the voting power of the aggregate number of the shares of the Corporation issued and outstanding and entitled to vote at such annual meeting or (c) by any shareholders of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 3 of this Article III and on the record date for the determination of shareholder entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 3 of this Article III.

In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to clause (c) above, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary pursuant to clause (c) above must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred twenty (120) days nor more than one-hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders [or any such later deadline as may be required in the rules promulgated by the SEC pursuant to the Exchange Act, regarding the solicitation of proxies. In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder’s notice described herein].

To be in proper written form pursuant to clause (c) above, a shareholder’s notice to the Secretary must set forth: (x) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (y) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 3 of this Article III or unless nominated in accordance with the Shareholders Agreement and the Articles of Incorporation. If the Chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 4. Removal:

Removal of directors shall be governed by the Articles of Incorporation.

Section 5. Vacancies:

Vacancies of the Board shall be governed by the Articles of Incorporation.

Section 6. Regular meetings:

Regular meetings of the Board may be held at such time and place as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7. Special meeting:

Special meetings of the Board may, unless otherwise prescribed by law or the Articles of Incorporation, be called from time to time by the Chairperson, the President, or any officer of the Corporation who is also a Director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 8. Notice of Special Meeting:

Notice of the special date, time and place of each special meeting of the Board shall be given to each Director at least forty eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him personally (including by telephone) or if such notice be delivered to such Director by mail, email, telegraph, cablegram, telex or teleprinter to his last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice or waives by electronic transmission, whether before or after the meeting, or who attends the meeting without protesting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Quorum:

The quorum for the transaction of business by the Board shall be governed by the Articles of Incorporation.

Section 10. Interested Directors:

No contract or other transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation’s directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his, her or their votes are counted for such purpose: (a) if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board as defined in Section 55 of the Marshall Islands Business Corporations Act (the “BCA”), by unanimous vote of the disinterested directors; or (b) if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 11. Voting:

The quorum for the transaction of business by the directors at a meeting of the Board shall be governed by the Articles of Incorporation. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission.

Section 12. Compensation of Directors and Members of Committees:

The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

ARTICLE IV

COMMITTEES

Subject to the requirements contained in the Articles of Incorporation, the Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee or any other committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. No committee shall have the power or authority to (i) submit to shareholders any action that requires shareholders’ authorization under the BCA [or Shareholders Agreement]; (ii) fill vacancies in the Board or in a committee of the Board; (c) fix compensation of the directors for serving on the Board or on any committee of the Board; (d) amend or repeal the Bylaws, or adopt new Bylaws; or (e) amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable. Members of the executive committee and any other committees shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board consistent with the Articles of Incorporation. Vacancies in membership of such committees shall be filled by vote of the Board consistent with the Articles of Incorporation. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required. [Unless a greater voting requirement is established by the entire Board, committees act and approve matters by a vote of a majority of the committee members.]

ARTICLE V

OFFICERS

Section 1. Number and Designation:

The Board shall appoint a President, Secretary and Treasurer and such other officers as it may deem necessary. Officers may be of any nationality and need not be residents of the Marshall Islands. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board. The Board may appoint additional officers. Subject to the provisions of the Articles of Incorporation and the provisions of any applicable employment agreement approved by the Board, any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired position of the term of such office by the Board.

Section 2. President:

In the absence of the Chairperson of the Board, the President of the Corporation shall preside at all meetings of the Board and of the shareholders at which he or she shall be present. The President shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 3. Secretary:

The Secretary shall act as secretary of all meetings of the shareholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board or the President.

Section 4. Treasurer:

The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform other duties as may be assigned to him or her by the Board or President.

Section 5. Other Officers:

Officers other than those treated in Sections 2 through 4 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board or the President.

Section 6. Bond:

The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety as the Board may deem advisable.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. Form and Issuance:

The shares of the Corporation may be represented by certificates in a form meeting the requirements of law and approved by the Board. Certificates, to the extent issued, shall be signed by an officer(s) and/or a director. These signatures may be facsimiles if the certificate is countersigned by a transfer agent other than the Corporation itself or its employees. Shares of any class or series may also be represented in uncertificated form, and, specifically, notwithstanding anything herein to the contrary, the Corporation may issue shares to be represented in any manner permitted or required by the rules of any stock exchange(s) on which the shares of the Corporation may be listed.

Section 2. Transfer:

The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 3. Loss of Stock Certificates:

The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII

DIVIDENDS

Dividends may be declared in conformity with applicable law by, and at the discretion of, the Board. Dividends may be declared and paid in cash, stock or other property of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Section 1.    The Corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.    The Corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

Section 3.    To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.    Any indemnification under Sections 1 or 2 of this Article VIII (unless ordered by a court having proper jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i)	by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

(ii)	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(iii)	by the shareholders.

Section 5.    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

Section 6.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Section 8.    For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

Section 9.    For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles, any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ARTICLE IX

CORPORATE SEAL

The Seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.

ARTICLE XI

AMENDMENTS

Unless otherwise provided by statute, the Articles of Incorporation or these Bylaws and subject to the provisions of and limitations set forth in the Articles of Incorporation, these Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, by the affirmative vote of two-thirds of the entire Board. The phrase “two-thirds of the entire Board” shall be deemed to refer to two-thirds of the number of directors constituting the Board as set forth in the Articles of Incorporation, without regard to any vacancies, or if the number of directors constituting two-thirds of the entire Board is greater than the number of members of the Board then in office, the unanimous vote of directors in office.

ARTICLE XII

SEVERABILITY; CHANGES IN LAW; MISCELLANEOUS

If any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the BCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the BCA referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded. The headings of the Articles and Sections contained in these Bylaws are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of these Bylaws. Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.